Exhibit 10.37

RESTATEMENT OF AGREEMENT

THIS AGREEMENT is made and entered into this 1st day of August, 2001, to be effective as of August 14, 1996 (“Effective Date”), by and among D. A. Osguthorpe (“Osguthorpe”), D. A. Osguthorpe Family Partnership (“Partnership”), D.A. Osguthorpe, as trustee of The Dr. D.A. Osguthorpe Trust (“Trust”), Stephen A. Osguthorpe (“S. Osguthorpe”) and ASC Utah, Inc., a Maine corporation (“ASCU”). Osguthorpe, the Trust, the Partnership, S. Osguthorpe, and ASCU are collectively referred to herein as the “Parties”, or singly as a “Party” as the context requires or permits.

RECITALS:

A.            Osguthorpe, the Trust and/or the Partnership is the owner of certain real property consisting of approximately 560 acres as described in annexed Exhibit “A” (the “Property”);

B.          By agreement dated August 14, 1996, Osguthorpe, the Partnership and Wolf Mountain Resorts, L.L.C. (predecessor-in-interest to ASCU) (“Wolf”) entered into that certain agreement (the “Initial Agreement”) under which Osguthorpe and the Partnership granted certain rights to Wolf in, to and over the Property for use as a commercial recreational area, including the installation, maintenance and operation of two (2) ski lifts, snow making and clearing of ski trails and such other related facilities, structures and roads as may be required to allow Wolf to use the Property as a commercial recreation area, and Osguthorpe agreed to provide services to Wolf;

C.            On July 28, 1997, ASCU, Osguthorpe, the Partnership and S. Osguthorpe entered into a certain agreement amending and clarifying certain provisions of the Initial Agreement (the “First Amendment”);

D.            Among other things, the First Amendment provided that ASCU “will include the Osguthorpes in their master planning process”;

E.             On August 10, 1998, Osguthorpe, the Partnership, S. Osguthorpe and ASCU entered into an agreement (the “Second Amendment”) (the Initial Agreement, First Amendment and Second Amendment are herein referred to collectively as the “Documents”) which amends the Initial Agreement and the First Amendment;

F.             On or about May 13, 1998, the Trust acquired an interest in the Property;

G.            ASCU is the owner and operator of The Canyons resort and the Property is used in ASCU’s operations.  ASCU intends to expand its operations on the Property and, as it has done in the past, ASCU intends to hire personal services of Osguthorpe and/or S. Osguthorpe to assist it in the master planning or development of The Canyons resort;

H.            S. Osguthorpe has provided, and agrees to provide in the future, services to ASCU to assist ASCU in its master planning and development process for The Canyons resort;

I.              A dispute has arisen between Osguthorpe, the Trust, the Partnership, S. Osguthorpe and ASCU regarding, among other things, whether the payments under the Documents are payments for lease rentals and services rendered or whether the payments are solely for lease rentals;

J.             The Parties desire to resolve their disputes by clarifying the provisions of the Documents and establishing a process to (i) allocate that portion of the annual payment to the fair market value for ASCU’s rights in and to the Property and to use the Property as part of its operations of The Canyons resort, and (ii) pay for services provided by Osguthorpe and/or S. Osguthorpe under the Documents; and

K.            The Parties desire to set forth their understandings and agreements in writing,

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein and for other good and valuable consideration, the receipt, sufficiency and adequacy which is hereby acknowledged by each of the Parties, the Parties agree as follows:

1.             Restatement of Documents.  The Initial Agreement, First Amendment and Second Amendment are hereby amended and restated in their entirety.

2.             Easement Grant.  Osguthorpe, the Trust and the Partnership hereby grant, and reaffirm the granting of, an easement (the “Easement”) on, under and over the Property to ASCU for use as a commercial recreational area, including the installation, maintenance and operation of two (2) ski lifts, snow making and clearing of ski trails and such other related facilities, structures and roads as may be required for such use. Specifically Saddleback and Doc’s Knob chair lifts as identified on annexed Exhibit “B”, including ski trails servicing Doc’s Knob and lower sliver of the quarter section additionally identified on annexed Exhibit “B”, Ski trials, lifts and facilities shall not be constructed on the southernmost parcel #6 (40 acres) and parcel #5 (40 acres) other than those previously identified on the Property as described in annexed Exhibit “B”.

2.1           The Parties agree and acknowledge that in connection with the Easement ASCU has performed, or is hereby given the right to perform, the following:

2.1.1        ASCU will construct a jeep/snowmobile road from the top of Saddleback towards Red Pine Lake and on toward the bottom of Saddleback area. The road will also be continued from the top of Saddleback to the northwest corner of Section 3. S. Osguthorpe and Blaise Carrig will approve the alignment prior to construction.

2.1.2        ASCU will relocate and upgrade the existing Saddleback lift to the location approved by S. Osguthorpe and Blaise Carrig.

2.1.3        ASCU will be able to complete the Saddleback area trail construction as approved by S. Osguthorpe and Blaise Carrig.

2.1.4        ASCU is able to relocate and upgrade the existing Spotted Owl chair to the location shown on the attached map. This relocation to be approved by Blaise Carrig and S. Osguthorpe.

2.1.5        ASCU will repair and upgrade the lower jeep road on the Property as shown on the attached map for construction and maintenance access.

2.1.6        ASCU will construct and maintain a road on the Property from Red Pine Lake to the top of Tombstone. This road is to be used by the Canyons construction and maintenance only.

2.1.7        ASCU commits to working with Osguthorpe and Partnership to ensure that snowmobile and horse riding operation can continue for the entire term of this Agreement. ASCU is committed to working with Osguthorpe and Partnership to resolve any issues of the interference or conflict between these operations and the ski development of The Canyons resort.

2.1.8        ASCU can construct a ski trail that crosses the south west corner of lot 5 of the Property quarter section. This trail to be approved by S. Osguthorpe and Blaise Carrig.

2.1.9        ASCU will construct and maintain a work access road from the existing road at Red Pine Lake through the sound end of section 3 towards the area known as Ninety Nine - 90 of the Property. S. Osguthorpe and Blaise Carrig to approve the alignment of the rod prior to construction.

2.1.10      ASCU will be permitted to have alpine ski operations (consistent with their current operations) on the north side of Ninety Nine - 90 and through the southeast corner of section 3 of the Property.

2.2           ASCU acknowledges that under the Documents Osguthorpe and Partnership have retained the right to use all of the Property as part of their ranch operation, including, without limitation, grazing and other activities in connection with their sheep and cattle operation, and to otherwise use and improve the Property, so long as such ranch operations and other use and improvements do not damage the towers or other facilities lawfully constructed on the Property by ASCU (or its predecessors-in-interest) and does not unreasonably interfere with the use of the Property by ASCU in the winter as part of ASCU’s winter skiing operations.  ASCU agrees that use of the Property during the spring, summer and fall months will not interfere with the ranch operations of Osguthorpe and the Partnership.

2.3           The term of the Easement is for twenty-eight (28) years commencing August 14, 1996.

3.                                       Services.  Osguthorpe and/or S. Osguthorpe agree to make themselves available for consultation and/or render services to ASCU in conjunction with the operation of The Canyons resort, the master planning for and the development of The Canyons resort, and such other services as are reasonably requested by ASCU and which are necessary for the development of The Canyons resort. ASCU agrees that Osguthorpe and/or S. Osguthorpe shall have the right to delegate to a third person approved by ASCU those services required of them under this Section 3.

4.                                       Annual Consideration.  The total annual aggregate consideration for the Easement and services rendered under this Agreement shall be Two Hundred Thousand Dollars ($200,000). The Parties agree that this total consideration will be apportioned as follows:

4.1           Within sixty (60) calendar days prior to August 12, 2001. Osguthorpe, the Trust or the Partnership and ASCU shall each have appointed a real estate appraiser (each such appraiser shall have no less than ten (10) years’ experience) who shall provide appraisals setting forth the fair market value of the Easement. At or prior to the expiration of such sixty (60) day period, the Parties shall, for purposes of establishing the fair market value of the Easement, take an average of the two (2) appraised values of the Easement and such average shall be the amount of consideration to be allocated as payment for the Easement.

4.2           All of the remaining part of the annual consideration of Two Hundred Thousand Dollars ($200,000) shall be allocated to the payment for availability for consultation and/or of services rendered under and in accordance with the provisions of Section 3.

4.3           The annual consideration is due and payable by ASCU to the Osguthorpes not later than August 12 of each year.

5.                                       Mutual Covenants.  The Parties mutually covenant and agree as follows:

5.1           Each Party agrees to work with each other Party in good faith to accomplish the intended purposes of this Agreement to maintain open communications.

52            ASCU assumes the obligation to notify Osguthorpe, the Trust and the Partnership and to seek their approval of any matters of change to the Property.

6.                                       Successors and Assigns.  This Agreement and its provisions shall be binding upon and inure to the benefit of the respective heirs, legal representatives, successors, and assigns of each of the Parties.

7.             Memorandum of Agreement.  Simultaneous with the execution of this Agreement, the Parties shall execute and record the Memorandum of Agreement annexed as Exhibit “C”.

8.             Counterparts.  This Agreement may be executed in counterparts and delivered by facsimile.

IN WITNESS WHEREOF, the Parties have executed this document as of the Effective Date.

OSGUTHORPE

/s/ D.A. Osguthorpe
D.A. Osguthorpe

THE PARTNERSHIP:

D. A. OSGUTHORPE FAMILY PARTNERSHIP

By:	/s/ D.A. Osguthorpe
D.A. Osguthorpe, Its Partner

S. OSGUTHORPE:

/s/ Stephen A. Osguthorpe
Stephen A. Osguthorpe

THE TRUST:

THE DR. D.A. OSGUTHORPE TRUST

/s/ D.A. Osguthorpe
D.A. Osguthorpe, Trustee

ASCU:

ASC UTAH, INC., A Maine corporation

By:	/s/ Blaise Carrig
Print Name:	BLAISE CARRIG
Title:	PRESIDENT

EXHIBIT A

TO

RESTATEMENT OF AGREEMENT

Legal Description

The following described property is located in Summit County, Utah and is more particularly described as follows:

PARCEL 1:

Lots 3, 4, 5 and 6, Section 1, Township 2 South, Range 3 East, Salt Lake Base and Meridian.

PARCEL 2:

Lots 1, 2, 7, 8, 9, 10 and the Southeast 1/4 of Section 3, Township 2 South, Range 3 East, Salt Lake Base and Meridian.

A-1

EXHIBIT B

TO

RESTATEMENT OF AGREEMENT

Property Map

B-1

SECTION 3
SECTION 2
SADDLEBACK SKI LIFT
SNOWMOBILE RUTE SUBJECT TO FIELD VERIFICATION
LOT 5
LOT 4
LOT 6
SKIWAY RUTES SUBJECT TO FIELD VERIFICATION
DOC'S KNOB SKI LIFT
EXHIBIT A
8/14/96
8/14/96

EXHIBIT C

TO

RESTATEMENT OF AGREEMENT

Memorandum of Agreement

C-1

WHEN RECORDED, PLEASE MAIL TO:

Parsons Behle & Latimer

201 South Main Street, Suite 1800

Post Office Box 45898

Salt Lake City, Utah 84145-0898

Attention: Shawn C. Ferrin

MEMORANDUM OF AGREEMENT

NOTICE IS HEREBY GIVEN that ASC Utah, Inc., a Maine corporation (“ASCU”); and D. A. Osguthorpe, the D. A. Osguthorpe Family Partnership, D.A. Osguthorpe, as trustee of The D.A. Osguthorpe Trust, and Stephen A. Osguthorpe (“collectively, “Osguthorpe”), have entered into that certain Restatement of Agreement dated August 1, 2001 (“Agreement”), which establishes, among other things, certain rights and obligations by and among Osguthorpe and ASCU concerning a certain parcel of real property located in Summit County, Utah and more particularly described on Exhibit A attached hereto and incorporated herein by this reference.

All of the terms and provisions of the Agreement are hereby incorporated herein by reference. Additional information regarding the Agreement may be obtained by contacting any of the following:

Party 1:	ASC Utah, Inc.
The Canyons
4000 The Canyons Resort Drive
Park City, Utah 84098
Attention: Managing Director

Party 2:

This Memorandum in no way modifies or amends the terms and provisions of the Agreement. This Memorandum is executed solely for the purpose of providing record notice of the Agreement and is to be recorded in the real property records of Summit County, Utah.

IN WITNESS WHEREOF, ASCU and Osguthorpe have executed this Memorandum of Agreement as of August   , 2001.

OSGUTHORPE:	ASCU:

ASC Utah, Inc.,
D. A. Osguthorpe	a Maine corporation

Stephen A. Osguthorpe	By:
Print Name:
D.A. Osguthorpe Family Partnership	Title:

By:
Print Name:
Title:

The Dr. D. A. Osguthorpe Trust

D. A. Osguthorpe, Trustee

STATE OF	)
: ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this         day of August, 2001, by                                        , the                                               of ASC Utah, Inc.

NOTARY PUBLIC
Residing at:

My Commission Expires:

2

STATE OF	)
: ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this          day of August, 2001, by                                                       , the                                                     of the D.A. Osguthorpe Family Partnership.

NOTARY PUBLIC
Residing at:

My Commission Expires:

STATE OF	)
: ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this         day of August, 2001, by                                                       , the                                                     of The Dr. D.A. Osguthorpe Trust.

NOTARY PUBLIC
Residing at:

My Commission Expires:

STATE OF	)
: ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this               day of August, 2001, by D.A. Osguthorpe.

NOTARY PUBLIC
Residing at:

My Commission Expires:

3

STATE OF	)
: ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this             day of August, 2001, by Stephen A. Osguthorpe.

NOTARY PUBLIC
Residing at:

My Commission Expires:

4

EXHIBIT A
TO
MEMORANDUM OF AGREEMENT

LEGAL DESCRIPTION

The real property referenced in the foregoing instrument is located in Summit County, Utah, and is more particularly described as:

PARCEL 1:

Lots 3, 4, 5 and 6, Section 1, Township 2 South, Range 3 East, Salt Lake Base and Meridian.

PARCEL 2:

Lots 1, 2, 7, 8, 9, 10 and the Southeast 1/4 of Section 3, Township 2 South, Range 3 East, Salt Lake Base and Meridian.

A-1